UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 21, 2012

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective March 23, 2012 (the “Lease Date”), eHealth, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) with 340 Middlefield, LLC (the “Landlord”) to lease an approximately 17,740 square foot building (the “Premises”) to be constructed by the Landlord at 340 East Middlefield Road, Mountain View, California. The term of the Lease for the Premises (the “Lease Term”) is one hundred twenty (120) months (plus any partial month at the beginning of the term) following the date that is ninety (90) days after the date that the Landlord delivers possession of the newly constructed building to the Company (the “Commencement Date”), which delivery date shall be no sooner than eight (8) months and no later than twenty (20) months from the Lease Date.

The Lease requires the Landlord to fund an allowance to reimburse the Company for the cost of the design and construction of its leasehold improvements in an amount not to exceed forty-five dollars ($45) per rentable square foot of the Premises (approximately $798,300). The Company is required to pay monthly base rent for the Premises at an initial rate of $2.80 per rentable square foot of the Premises for the first year of the Lease Term. The monthly base rent will thereafter be increased annually by three percent (3%) on the first anniversary of the Commencement Date and each anniversary thereafter during the Lease Term. In addition to such monthly base rent, the Company will pay to the Landlord as additional rent its proportionate share of certain operating expenses, insurance costs and taxes for each calendar year during the Lease Term. The Company is required to deposit with the Landlord a security deposit in the form of a letter of credit in the amount of $596,064, which letter of credit may be reduced in increments of twenty-five percent (25%) of the original amount thereof on the first, second and third anniversaries of the Commencement Date, subject to the Company’s compliance with the applicable conditions to such reductions set forth in the Lease. The Company has one (1) option to renew the Lease Term for a period of sixty (60) months at a fair market rental rate calculated pursuant to the terms of the Lease.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.15.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonus Plan

On March 21, 2012, the Compensation Committee of eHealth, Inc. approved the Executive Bonus Plan. The payouts under the Executive Bonus Plan for the fiscal year ending December 31, 2012 will be determined by the Compensation Committee based 100% on company performance.

Company performance will be measured by the achievement of specific financial goals related to revenue, non-GAAP operating earnings and EBITDA. The revenue goal comprises 40% of the potential target incentive award for each participant. The non-GAAP operating earnings goal and the EBITDA goal each comprise 30% of the total potential target incentive award for each participant. In the event that we meet the revenue performance goal, a participant will receive, in connection with the achievement of that performance goal, 40% of the participant’s target payout. In the event that we meet the non-GAAP operating earnings goal or the EBITDA goal, a participant will receive, in connection with the achievement of that performance goal, 30% of the participant’s target payout. A participant will not receive any payout with respect to a goal that is achieved at less than 95%, but will receive 50% of that goal’s target payout if

95% of the goal is achieved and up to 90% of that goal’s target payout at 99% of the achievement of the goal. If we exceed a goal, participants will receive amounts above that goal’s target payout for the relevant goal exceeded as follows:

•	In the event that we exceed the revenue goal, each participant will receive an additional 5% of the target payout for the revenue goal up to a maximum additional payment of 50%; and

•

With respect to the non-GAAP operating earnings and EBITDA goals, and only if 100% of the revenue goal is achieved, a participant will receive for each percent achieved above the non-GAAP operating earnings goal or the EBITDA goal an additional 2.5% of the relevant target payout, up to a maximum of additional payout of 50%.

We must be profitable on an operating basis (excluding non-cash charges) for a participant to qualify for the maximum payout under the Executive Bonus Plan for any specific company performance goal. If we are not profitable on an operating basis (excluding non-cash charges), the maximum possible payout shall be no more than 100% of the participant’s target incentive award.

The revenue, non-GAAP operating earnings and EBITDA goals and performance are determined by excluding, at the sole discretion of the Compensation Committee, (i) the effect of mergers and acquisitions closing in 2012 (if any), (ii) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or as otherwise determined by the Compensation Committee to be extraordinary or non-recurring in its discretion, and (iii) the effect of any changes in accounting principles affecting our reported results.

Under the Executive Bonus Plan, cash incentive bonus targets and maximum cash bonus award opportunities for fiscal year 2012 for named executive officers other than our chief executive officer (see below), are as follows:

	Estimated Future Payouts
	Target	Maximum
Stuart M. Huizinga	$168,000	$252,000
Robert S. Hurley	$150,000	$225,000

Performance Bonus Plan

Our Compensation Committee also approved a bonus award opportunity for our chief executive officer, Gary Lauer, for fiscal year 2012. The Compensation Committee determined that, for fiscal year 2012 Mr. Lauer will be eligible for a bonus award pursuant to the Performance Bonus Plan rather than the Executive Bonus Plan described above. The Performance Bonus Plan was approved by the Compensation Committee on March 17, 2009 and by our stockholders on June 9, 2009, and is described in the proxy statement relating to our 2009 annual meeting of stockholders. Mr. Lauer is participating in the Performance Bonus Plan so that we may claim bonus compensation paid to Mr. Lauer pursuant to the Performance Bonus Plan as tax deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Under the Performance Bonus Plan, Mr. Lauer’s cash incentive bonus will be determined based upon company performance. Company performance will be measured by the achievement of specific financial goals related to revenue, non-GAAP operating earnings and EBITDA. Achievement of these goals will be measured including the effects of mergers and acquisitions closing in 2012 (if any) and excluding (i) extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, and (ii) the effect of any changes in accounting principles affecting our reported results. The revenue goal represents 40% of Mr. Lauer’s bonus opportunity under the Performance Bonus Plan, and the non-GAAP operating earnings and EBITDA goals each represent 30% of Mr. Lauer’s bonus opportunity under the Performance Bonus Plan, subject in each case to the Compensation Committee’s discretion to adjust payouts downward. The maximum cash incentive bonus award opportunity for fiscal year 2012 for Mr. Lauer is 97.5% of his base salary, or $633,750.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.15	Lease Agreement, effective as of March 23, 2012, between eHealth, Inc. and 340 Middlefield, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

	By:	/s/ Stuart M. Huizinga Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: March 23, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.15	Lease Agreement, effective as of March 23, 2012, between eHealth, Inc. and 340 Middlefield, LLC.